UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2007

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware                        333-102629      45-0486747
(State or other jurisdiction of incorporation)          (Commission File Number)             (IRS Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404
    Jupiter, Florida  33477
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 743-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of March 21, 2007, the maturity date of the revolving note dated as of May 29, 2003 (as previously amended, the "Revolving Note") held by the Mark A. Emalfarb Trust U/A/D October 1, 1987 (the “Emalfarb Trust”) was extended from January 1, 2008 to January 1, 2009, pursuant to a Fourth Amendment to the Revolving Note between Dyadic International, Inc. (the “Company”), as borrower, and the Emalfarb Trust, as lender. The Revolving Note, which currently has a principal balance of approximately $2.4 million, plus accrued interest, and is secured by certain of the Company’s assets, was not otherwise modified by such Fourth Amendment. The Emalfarb Trust has as its beneficiary Mark A. Emalfarb, a director of the Company and the former Chief Executive Officer and President of the Company. As of March 28, 2007, Mark Emalfarb, through the Emalfarb Trust, owned approximately 19.5% of the Company's outstanding shares of common stock. Further, the Francisco Trust U/A/D February 28, 1996, whose beneficiaries are the spouse and descendants of Mark Emalfarb, owned approximately 15.9% of the Company's outstanding shares of common stock as of March 28, 2007.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)     On October 18, 2007, the Company entered into an employment agreement with Lisa De La Pointe, the Executive Vice President and Chief Financial Officer of the Company. The initial term of Ms. De La Pointe's employment under the agreement expires December 31, 2008, with automatic one-year extensions unless either party furnishes the other with notice of non-renewal not less than 90 days prior to the expiration of the then term. Ms. De La Pointe's annual base compensation under the agreement is $197,500, subject to annual review by, and increase in the discretion of, the Chief Executive Officer and the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of the Company. Ms. De La Pointe also may be entitled to a bonus under the employment agreement in the discretion of the Compensation Committee. Ms. De La Pointe has agreed to certain restrictive covenants in her employment agreement, including covenants regarding proprietary rights, confidential information, non-solicitation and non-competition.

The employment agreement is terminable on account of Ms. De La Pointe’s death or disability, or by the Company without cause or "for Cause." The phrase "for Cause" is defined to include a material breach of the employment agreement, acts of disloyalty to the Company (including but not limited to acts of dishonesty or diversion of corporate opportunities), the unauthorized disclosure of the Company's confidential information, or acts determined in good faith by the Compensation Committee to be detrimental to the Company's interests, provided that Ms. De La Pointe must be afforded an opportunity to have a face-to-face meeting with the Compensation Committee before any determination is made by it that Ms. De La Pointe was guilty of "for Cause" conduct. If Ms. De La Pointe's employment is terminated by the Company other than "for Cause," upon the condition that she furnish the Company with a full general release, she is entitled to receive a severance benefit of monthly installments in the amount of 1/12th of her then annual base compensation for a period of six (6) months. Under the employment agreement, the Company is also obligated to indemnify Ms. De La Pointe to the fullest extent permitted by applicable law and the bylaws of the Company. Further, the Company agrees to advance expenses Ms. De La Pointe may incur as a result of any proceeding against her as to which she is indemnified.

Item 8.01. Other Events.

On October 23, 2007, the Company engaged Gordian Group, LLC to serve as the Company's investment banker and financial adviser, to assist the Company in evaluating, exploring and, if deemed appropriate, pursuing and implementing certain strategic and financial options and transactions that may be available to the Company, including in connection with a possible sale, merger, restructuring, recapitalization, reorganization or other strategic or financial transaction. Gordian Group, LLC is a New York-based investment banking firm with expertise in financial advisory services. While the Company has commenced evaluating its available options, no conclusion as to any specific option or transaction has been reached, nor has any specific timetable been fixed for this effort, and there can be no assurance that any strategic or financial option or transaction will be presented, implemented or consummated.

On October 3, 2007, the Company received a purported written notice of default from the Emalfarb Trust pursuant to the Revolving Note and the Security Agreement dated as of May 29, 2003, as amended by the first amendment to the security agreement dated as of August 19, 2004 (the "Security Agreement"). The notice alleges that, with reference to certain events reported in the Company's previously filed Current Reports on Form 8-K, the Company is in default under the Revolving Note and Security Agreement because, among other alleged defaults, the Emalfarb Trust deems itself to be "insecure". The Company does not believe that it is in default under the Revolving Note and Security Agreement. Even if the notice were to be deemed a proper notice of default, the Revolving Note provides that the Company has 90 days from receipt of such notice to cure the default before an “event of default” occurs under the Revolving Note. If such an event occurs and is continuing under the Revolving Note, all unpaid principal, currently in the amount of approximately $2.4 million, and accrued interest on the Revolving Note then outstanding may become immediately due and payable at the option of the Emalfarb Trust.

On October 11, 2007, the Company received written notice from T. Rowe Price Associates, Inc. ("T. Rowe Price") demanding rescission of the purchase by T. Rowe Price (on behalf of certain funds and accounts) of 1,200,000 shares of the Company's common stock and warrants to purchase 240,000 shares of the Company's common stock under and in connection with that certain Securities Purchase Agreement dated as of November 17, 2006 (the "Securities Purchase Agreement") and, in connection with such rescission, the return of the $5,616,000 purchase price paid by T. Rowe Price in the closing under the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the Company sold 2,787,00 shares of the Company's common stock and warrants to purchase 557,400 shares for an aggregate purchase price of approximately $13.0 million, in a so-called "PIPE" transaction which closed on December 1, 2006. T. Rowe Price's notice seeks rescission based on a claim that the Company's representations in the Securities Purchase Agreement regarding its financial statements were false and the Company's warranties in such agreement were breached. The Company's Executive Committee of the Board of Directors and senior management are reviewing the allegations and related documents and will respond appropriately and in due course. While the Company believes that T. Rowe Price's demand for rescission as set forth in the notice is without merit, no assurance can be given as to the ultimate outcome of this matter.

On October 17, 2007, the Company was served with a summons and complaint filed in the United States District Court for the Southern District of Florida on October 12, 2007 (Case No. 07-80948), purporting to be a class action. The complaint names the Company and the Company’s current directors, Mark A. Emalfarb, Stephen J. Warner, Harry Z. Rosengart and Richard J. Berman, and former directors, Robert B. Shapiro and Glenn E. Nedwin, as defendants. The lawsuit claims that all or some of the defendants, among other things, violated federal securities laws by issuing various materially false and misleading statements that had the effect of artificially inflating the market price of the Company's securities and causing class members to overpay for the securities during the period from November 10, 2006 through April 23, 2007. The complaint seeks unspecified monetary damages and the costs and expenses incurred in prosecuting the action, among other things. The Company intends to vigorously contest and defend the allegations under the complaint, but no assurances can be given as to the ultimate outcome of this matter.

On October 18, 2007, a complaint was filed in the United States District Court for the Southern District of Florida (Case No. 07-80993), purporting to be a class action. The complaint names the Company, Mark A. Emalfarb, a director of the Company, and Wayne Moor, a director and the Chief Executive Officer and President of the Company, as defendants. The lawsuit claims that all or some of the defendants, among other things, violated federal securities laws by issuing various materially false and misleading statements and/or concealing material adverse facts that had the effect of artificially inflating the market price of the Company's securities and causing class members to overpay for the securities during the period from April 5, 2006 through April 23, 2007. The complaint seeks unspecified monetary damages and the costs and expenses incurred in prosecuting the action, among other things. Although the Company has not yet been served with a summons and complaint, the Company intends to vigorously contest and defend the allegations under the complaint, but no assurances can be given as to the ultimate outcome of this matter.

As disclosed on the Company's Current Report on Form 8-K filed on October 1, 2007, Mark A. Emalfarb commenced an arbitration proceeding (Case No. 32 166 00765 07) against the Company before the American Arbitration Association seeking $10,000,000 in monetary damages resulting from the termination of his employment with the Company for cause, asserting, among other things, that "cause", as defined in his employment agreement with the Company, did not exist and that his reputation had been damaged by the Company. The arbitration will be conducted in West Palm Beach, Florida. On October 22, 2007, the Company filed its answering statement in this arbitration proceeding. The Company is vigorously contesting and defending the arbitration proceeding; however, no assurance can be given as to the ultimate outcome thereof.

On September 25, 2007, the day after Mark A. Emalfarb's employment with the Company was formally terminated for cause, Mr. Emalfarb commenced an action in Delaware Chancery Court (Case No. 3250-VCP) seeking an order compelling the Company to give Mr. Emalfarb access to certain books and records of the Company that he had previously demanded access to in his capacity as a director of the Company. Prior to and after the commencement of the action, the Company agreed to provide Mr. Emalfarb access to certain books and records of the Company and has delivered to Mr. Emalfarb's counsel certain of the books and records of the Company which Mr. Emalfarb demanded access to. The Company is vigorously contesting and defending the action (insofar as it relates to books and records that the Company believes Mr. Emalfarb and/or his counsel should not be allowed access to), and is seeking attorneys fees and costs from Mr. Emalfarb in connection with the action. However, no assurance can be given as to the ultimate outcome of this proceeding.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number	Description of Exhibit
10.1	Fourth Amendment dated as of March 21, 2007 to the Revolving Note dated as of May 29, 2003 by and between Dyadic International, Inc. and The Mark A. Emalfarb Trust U/A/D dated October 1, 1987
10.2	Executive Employment Agreement dated as of October 18, 2007 by and between Dyadic International, Inc. and Lisa De La Pointe
99.1	Notice of Default dated October 3, 2007 from the Mark A. Emalfarb Trust U/A/D October 1, 1987, under the Revolving Note dated as of May 20, 2003, as amended
99.2	Notice of Rescission Demand dated October 11, 2007 from T. Rowe Price Associates, Inc. to Dyadic International, Inc.
99.3	Press Release of Dyadic International, Inc. dated October 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: October 24, 2007    By:  /s/ Lisa De La Pointe___
Name: Lisa De La Pointe
Title:	Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
10.1	Fourth Amendment dated as of March 21, 2007 to the Revolving Note dated as of May 29, 2003 by and between Dyadic International, Inc. and The Mark A. Emalfarb Trust U/A/D dated October 1, 1987
10.2	Executive Employment Agreement dated as of October 18, 2007 by and between Dyadic International, Inc. and Lisa De La Pointe
99.1	Notice of Default dated October 3, 2007 from the Mark A. Emalfarb Trust U/A/D October 1, 1987, under the Revolving Note dated as of May 20, 2003, as amended
99.2	Notice of Rescission Demand dated October 11, 2007 from T. Rowe Price Associates, Inc. to Dyadic International, Inc.
99.3	Press Release of Dyadic International, Inc. dated October 24, 2007